As filed with the Securities and Exchange Commission on March 20, 2018.

Registration No. 333-223190

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sunlands Online Education Group

(Exact name of Registrant as specified in Its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	8200	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Building 4-6, Chaolai Science Park, No. 36

Chuangyuan Road, Chaoyang District,

Beijing, 100012, the People’s Republic of China

+86-10-52413738

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.

10 E. 40th Street, 10th Floor, New York, NY

10016

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Li He, Esq. Davis Polk & Wardwell LLP 2201 China World Office 2 No. 1 Jian Guo Men Wai Avenue Chaoyang District, Beijing, 100004 People’s Republic of China +86 10-8567-5000	James C. Lin, Esq. Davis Polk & Wardwell LLP c/o 18th Floor The Hong Kong Club Building 3A Chater Road Central, Hong Kong +852 2533-3300	David T. Zhang, Esq. Benjamin W. James, Esq. Steve Lin, Esq. Kirkland & Ellis International LLP c/o 26th Floor, Gloucester Tower The Landmark 15 Queen’s Road Central Hong Kong +852 3761-3300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of Securities to be Registered(1)(2)	Proposed Maximum Offering Price per Share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(4)
Class A Ordinary shares, par value US$0.00005 per share(2)(3)	598,000	US$337.5	US$201,825,000	US$25,127.21

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933.
(2)	Includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public, and also includes Class A ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.
(3)	American depositary shares issuable upon deposit of the Class A ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-223594). Each 25 American depositary shares represent one Class A ordinary share.
(4)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form F-1 (File No. 333-223190) of Sunlands Online Education Group, as filed on February 23, 2018 and as amended on March 7, 2018 and March 14, 2018 (as amended, the “Registration Statement”), is being filed solely for the purpose of filing the amended Exhibit 23.1 to Amendment No. 2 to the Registration Statement filed on March 14, 2018, and amending and restating the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 3 to the Registration Statement does not modify any disclosure in the preliminary prospectus included as part of Amendment No. 2 to the Registration Statement, filed on March 14, 2018. Accordingly, a preliminary prospectus has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Under our fourth amended and restated memorandum and articles of association, which will become effective immediately prior to the completion of this offering, to the fullest extent permissible under Cayman Islands law every director and officer of our company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the form of indemnification agreements filed as Exhibit 10.2 to this Registration Statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company.

The Underwriting Agreement, the form of which is filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities (including options to acquire our ordinary shares) without registering the securities under the Securities Act. We believe that each of the following issuances was exempt from registration pursuant to Section 4(2) of the Securities Act, regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. None of the transactions involved an underwriter.

Purchaser	Date of Issuance	Number of Securities	Consideration in U.S. Dollars
Studyvip Online Education Limited	August 15, 2017	1,360,951 ordinary shares	US$136.0951

SCuPt Global Limited	August 15, 2017	241,366 ordinary shares	US$24.1366

Studyvip E-learning Limited	August 15, 2017	306,991 ordinary shares	US$30.6991

Studyvip E-learning Limited	August 15, 2017	73,465 ordinary shares	US$7.3465

ELITE CONCEPT HOLDINGS LIMITED	August 15, 2017	264,713 Series A preferred shares	U.S. dollars equivalent of RMB162,000,000
Shanghai Chuang Ji Investment Center (Limited Partnership)	August 15, 2017	130,722 Series A preferred shares	U.S. dollars equivalent of RMB80,000,000

Purchaser	Date of Issuance	Number of Securities	Consideration in U.S. Dollars

Shenzhen Xingwang Hulian II Investment Center (Limited Partnership)	August 15, 2017	81,702 Series A preferred shares	U.S. dollars equivalent of RMB77,636.06

PV PLUTO LIMITED	August 15, 2017	413,194.5 Series B preferred shares	US$90,000,000

PV PLUTO LIMITED	August 15, 2017	70,632 Series B warrant shares	US$0

DIAMOND TOWER INVESTMENTS LIMITED	September 1, 2017	31,857 ordinary shares	US$7,632,825

DIAMOND TOWER INVESTMENTS LIMITED	September 1, 2017	70,632 Series B+ preferred shares	US$20,000,000

Studyvip Online Education Limited	October 19, 2017	2,721,904 ordinary shares (issued pursuant to a one-for-two share split)	N/A

SCuPt Global Limited	October 19, 2017	482,732 ordinary shares (issued pursuant to a one-for-two share split)	N/A

Studyvip E-learning Limited	October 19, 2017	697,198 ordinary shares (issued pursuant to a one-for-two share split)	N/A

DIAMOND TOWER INVESTMENTS LIMITED	October 19, 2017	63,714 ordinary shares (issued pursuant to a one-for-two share split)	N/A

SCuPt Ltd.	October 19, 2017	308,311 ordinary shares	US$1,451.71

Sunlands Combination Co., Limited	October 19, 2017	121,194 ordinary shares	US$570.65

ELITE CONCEPT HOLDINGS LIMITED	October 19, 2017	529,426 Series A preferred shares (issued pursuant to a one-for-two share split)	N/A

Shanghai Chuang Ji Investment Center (Limited Partnership)	October 19, 2017	261,444 Series A preferred shares (issued pursuant to a one-for-two share split)	N/A

Shenzhen Xingwang Hulian II Investment Center (Limited Partnership)	October 19, 2017	163,404 Series A preferred shares (issued pursuant to a one-for-two share split)	N/A

PV PLUTO LIMITED	October 19, 2017	826,389 Series B preferred shares (issued pursuant to a one-for-two share split)	N/A

Purchaser	Date of Issuance	Number of Securities	Consideration in U.S. Dollars

DIAMOND TOWER INVESTMENTS LIMITED	October 19, 2017	141,264 Series B+ preferred shares (issued pursuant to a one-for-two share split)	N/A

Certain directors, officers and employees	October 20, 2017	Options to purchase 429,505 ordinary shares(1)	Exercise price ranging from US$0.0047 and US$84.75

Note:

(1)	In reliance on the exemption of Rule 701 under the Securities Act as all the options were granted by our company under the share incentive plan that we adopted in 2017. At the time of each option grant, we were not a reporting company under section 13 or 15(d) of the Exchange Act of 1934 or an investment company registered or required to be registered under the Investment Company Act of 1940. The share incentive plan is a “compensatory benefit plan” as defined under Rule 701 that we established to provide share incentives to directors, officers and employees of our company and our affiliates, as well as consultants and advisors who render our company or one of our affiliates bona fide services, other than services in connection with the offer or sale of securities of our company or any of our affiliates, as applicable, in a capital raising transaction or as a market maker or promoter of that entity’s securities.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index for a complete list of all exhibits filed as part of this registration, which Exhibit Index is incorporated herein by reference.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Combined and Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(a)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SUNLANDS ONLINE EDUCATION GROUP

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1†	Form of Underwriting Agreement

3.1†	The Third Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect

3.2†	Form of the Fourth Amended and Restated Memorandum and Articles of Association of the Registrant, as effective immediately upon the completion of this offering

4.1†	Form of Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3)

4.2†	Registrant’s Specimen Certificate for Class A Ordinary Shares

4.3†	Form of Deposit Agreement between the Registrant, the depositary and holders of the American Depositary Shares

5.1†	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered

8.1†	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Island tax matters (included in Exhibit 5.1)

8.2†	Opinion of Tian Yuan Law Firm regarding certain PRC tax matters (included in Exhibit 99.2)

8.3†	Tax opinion of Davis Polk & Wardwell LLP regarding certain U.S. tax matters

10.1†	The 2017 Share Incentive Plan

10.2†	Form of Indemnification Agreement between the Registrant and the directors and executive officers of the Registrant

10.3†	Form of Employment Agreement between the Registrant and the executive officers of the Registrant

10.4†	English translation of Exclusive Technical Consultation and Service Agreement among Wuhan Zhibo, Beijing Sunlands and the Beijing Sunlands Subsidiaries (other than Shanghai Shangchi Education Technology Co., Ltd. (“Shanghai Shangchi”)) dated August 15, 2017

10.5†	English translation of Exclusive Technical Consultation and Service Agreement among Wuhan Zhibo, Beijing Sunlands and Shanghai Shangchi dated August 15, 2017

10.6†	English translation of Business Operation Agreement among Wuhan Zhibo, Beijing Sunlands, Beijing Sunlands Subsidiaries (other than Shanghai Shangchi) and the shareholders of Beijing Sunlands dated August 15, 2017

10.7†	English translation of Business Operation Agreement among Wuhan Zhibo, Beijing Sunlands, Shanghai Shangchi and the shareholders of Beijing Sunlands dated August 15, 2017

10.8†	English translation of Equity Interest Pledge Agreement among Wuhan Zhibo, Beijing Sunlands and the shareholders of Beijing Sunlands dated August 15, 2017

10.9†	English translation of Option Agreement among Wuhan Zhibo, Beijing Sunlands and the shareholders of Beijing Sunlands dated August 15, 2017

10.10†	English translation of Power of Attorney granted by the shareholders of Beijing Sunlands dated August 15, 2017

10.11†	English translation of Spousal Consents granted by the spouse of each of Mr. Jianhong Yin and Mr. Tongbo Liu dated August 15, 2017

10.12†	Amended and Restated Shareholders Agreement among the Registrant, the shareholders of the Registrant and other parties named therein dated September 1, 2017

10.13†	Share Subscription Agreement among the Registrant, the Series A and Series B investors and other parties named therein dated June 19, 2017

Exhibit Number	Description of Document

10.14†	English translation of the Restructuring Agreement (“Reorganization Agreement”) among the Registrant, Beijing Sunlands, Mr. Jianhong Yin, Mr. Tongbo Liu and other parties named therein dated June 19, 2017

10.15†	English translation of the Supplemental Agreement to the Restructuring Agreement dated November 25, 2017

10.16†	Share Subscription Agreement among the Registrant, DIAMOND TOWER INVESTMENTS LIMITED and other parties named therein with respect to the subscription of B+ Preferred Shares dated September 1, 2017

10.17†	Share Subscription Agreement among the Registrant, DIAMOND TOWER INVESTMENTS LIMITED and other parties named therein with respect to the subscription of Ordinary Shares dated September 1, 2017

10.18†	Supplementary Agreement by and of the Share Subscription Agreement among the Registrant, the Series A, B and B+ investors, RAINBOW LAND LIMITED PARTNERSHIP and other parties named therein dated November 25, 2017

10.19†	Subscription Agreement by and between the Registrant and DIAMOND TOWER INVESTMENTS LIMITED dated March 7, 2018

10.20†	Subscription Agreement by and between the Registrant and ELITE CONCEPT HOLDINGS LIMITED dated March 7, 2018

21.1†	List of subsidiaries, VIE and subsidiaries of the VIE of the Registrant

23.1	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, Independent Registered Public Accounting Firm

23.2†	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.3†	Consent of Tian Yuan Law Firm (included in Exhibit 99.2)

23.4†	Consent of Davis Polk & Wardwell LLP (included in Exhibit 8.3)

24.1†	Powers of Attorney (included on signature page)

99.1†	Code of Business Conduct and Ethics of the Registrant

99.2†	Opinion of Tian Yuan Law Firm regarding certain PRC law matters

99.3†	Consent of iResearch Consulting Group

99.4†	Consent of Sam Hanhui Sun

99.5†	Consent of Xiaochuan Wang

99.6†	Consent of Gaoneng Ji

99.7†	Consent of Zheng Du

†	Previously filed.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the PRC, on March 20, 2018.

Sunlands Online Education Group

By:	/s/ Yipeng Li
Name:	Yipeng Li
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 20, 2018.

Signature	Title

*	Chairman of Board of Directors
Name: Jianhong Yin

*	Chief Executive Officer, Director
Name: Tongbo Liu	(principal executive officer)

/s/ Yipeng Li	Chief Financial Officer
Name: Yipeng Li	(principal financial and accounting officer)

*	Director
Name: Lu Lu

*	Director
Name: Michael Minhong Yu

*	Director
Name: Yang Wang

* By:	/s/ Yipeng Li
Name: Yipeng Li
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Sunlands Online Education Group, has signed this registration statement or amendment thereto in New York on March 20, 2018.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President